EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Industrial Income Trust Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/     KPMG LLP

Denver, Colorado

November 2, 2009